EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Second Quarter 2018 Financial Results and Declares Dividend

•	Net income of $69.1 million, ($0.50 per diluted share), up 1.6% versus the prior quarter and up 21.4% versus the prior year
•	1.38% return on average total assets and 1.45% return on average tangible assets[1]
•	11.23% return on average total stockholders’ equity and 18.83% return on average tangible stockholders’ equity[1]
•	48.0% efficiency ratio
•	The Board of Directors declared a dividend of $0.24 per share
•	BNP Paribas reduced ownership below 50%
•	First Hawaiian repurchased ~3 million shares at a total cost of ~$81.8 million

HONOLULU, Hawaii July 26, 2018 -- (Globe Newswire) -- First Hawaiian, Inc. (NASDAQ:FHB), (the “Company”) today reported financial results for its second quarter ended June 30, 2018.

“We are very pleased with our solid performance in the second quarter,” said Bob Harrison, Chairman and Chief Executive Officer. “We had strong earnings driven by good loan growth, continued margin expansion, and excellent asset quality. Our profitability metrics continued to improve and our capital ratios remained strong. Additionally, during the quarter, BNP Paribas reduced its ownership in First Hawaiian below 50% with a successful offering of 16.8 million shares in connection with which we concurrently repurchased approximately 3 million shares.”

On July 25, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend will be payable on September 7, 2018 to stockholders of record at the close of business on August 27, 2018.

Earnings Highlights

Net income for the quarter ended June 30, 2018 was $69.1 million, or $0.50 per diluted share, compared to $68.0 million, or $0.49 per diluted share, for the quarter ended March 31, 2018, and $56.9 million, or $0.41 per diluted share, for the quarter ended June 30, 2017. Core net income1 for the quarter ended June 30, 2018 was $69.7 million, or $0.50 per diluted share, compared to $68.3 million, or $0.49 per diluted share, for the quarter ended March 31, 2018, and $57.2 million, or $0.41 per diluted share, for the quarter ended June 30, 2017.

Net interest income for the quarter ended June 30, 2018 was $141.4 million, an increase of $1.7 million compared to $139.7 million for the quarter ended March 31, 2018, and an increase of $10.1 million compared to $131.3 million for the quarter ended June 30, 2017. The increase in net interest income compared to the first quarter of 2018 was due to higher average balances and yields on loans, lower average balances of time deposits and higher yields on interest bearing deposits in other banks, partially offset by higher rates on interest bearing deposits, lower average balances and yields on investment securities, and lower average balances of interest bearing deposits in other banks. The increase in net interest income compared to the second quarter of 2017 was due to higher average balances of loans and higher yields on loans, interest-bearing deposits in other banks, and investment securities, partially offset by higher rates on deposits.

Net interest margin (“NIM”) was 3.18%, 3.13% and 3.02%, for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively. The 5 basis point increase in NIM versus the prior quarter was due to higher overall yields on earnings assets, partially offset by higher deposit costs, an additional day in the quarter and a lower premium amortization adjustment.

Results for the quarter ended June 30, 2018 included a provision for loan and lease losses of $6.0 million compared to $6.0 million in the quarter ended March 31, 2018 and $4.4 million in the quarter ended June 30, 2017.

Noninterest income was $49.8 million in the quarter ended June 30, 2018, an increase of $1.1 million compared to noninterest income of $48.7 million in the quarter ended March 31, 2018 and a decrease of $0.8 million compared to noninterest income of $50.6 million in the quarter ended June 30, 2017. The increase in noninterest income compared to the first quarter of 2018 was primarily due to $1.4 million higher credit and debit card fees and $0.4 million higher income from bank-owned life insurance (“BOLI”), partially offset by $0.5 million lower trust and investment services income and $0.2 million lower service charges on deposit accounts. The decrease in noninterest income compared to the second quarter of 2017 was primarily due to $1.5 million lower service charges on deposit accounts, $1.3 million lower other income and $0.5 million lower BOLI income, partially offset by $1.5 million higher other service charges and fees, $0.9 million higher credit and debit card fees and $0.2 million higher trust and investment services income.

1A non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14  at the end of this document.

Noninterest expense was $91.9 million for the quarter ended June 30, 2018, an increase of $1.3 million from $90.6 million in the quarter ended March 31, 2018, and an increase of $4.9 million from $86.9 million in the quarter ended June 30, 2017. Noninterest expense in the second quarter of 2018 included a $0.7 million expense related to a decrease in the conversion rate of the Visa Class B restricted shares we sold in 2016. The increase in noninterest expense compared to the first quarter of 2018 was primarily due to $0.7 million higher contract services and professional fees, $0.6 million higher card rewards program expenses, $0.4 million higher occupancy expenses and $0.3 million higher regulatory assessments and fees, partially offset by $0.5 million lower salaries and employee benefits and $0.3 million lower equipment expenses. The increase in noninterest expense compared to the second quarter of 2017 was primarily due to $1.5 million higher occupancy expenses, a $1.3 million increase in salaries and benefits, $0.9 million higher other expenses, $0.6 million higher contracted services and professional fees and $0.5 million higher card rewards program expenses.

The efficiency ratio was 48.0%, 48.1% and 47.8% for the quarters ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

The effective tax rate was 26.0% for the first and second quarters of 2018 and 37.1% in the second quarter last year.

The lower effective tax rate in the second quarter of 2018 compared to the same quarter last year was due to the lower corporate tax rate resulting from the Tax Cuts and Jobs Act.

Balance Sheet Highlights

Total assets were $20.5 billion at June 30, 2018, compared to $20.2 billion at March 31, 2018 and $20.4 billion at June 30, 2017.

The investment securities portfolio was $4.8 billion at June 30, 2018, compared to $5.1 billion at March 31, 2018 and $5.1 billion at June 30, 2017. The portfolio remains largely comprised of securities issued by U.S. government agencies.

Total loans and leases were $12.6 billion at June 30, 2018, up 1.4%, from $12.5 billion at March 31, 2018 and up 4.8% from $12.1 billion at June 30, 2017.

The growth in loans and leases in the second quarter of 2018 compared to the first quarter of 2018 was led by increases in commercial real estate loans of $99.0 million, residential real estate loans of $80.1 million, construction loans of $60.0 million and consumer loans of $36.1 million. Commercial and industrial (“C&I”)  loans declined by $103.1 million, primarily due to declines in dealer flooring balances as dealers more carefully managed their inventory levels as well as some increased competition by the captive finance companies. Compared to June 30, 2017, the growth in loans and leases was due to increases in residential real estate loans of $314.2 million, commercial real estate loans of $292.0 million, consumer loans of $104.6 million and construction loans of $98.3 million.  C&I loans declined by $214.9 million, primarily due to declines in dealer flooring balances, as dealers more carefully managed their inventory levels paydowns as well as some increased competition by the captive finance companies, and payoffs and paydowns in commercial loans and in the shared national credit portfolio.

Total deposits were $17.4 billion at June 30, 2018, virtually unchanged from $17.4 billion at March 31, 2018, and a decrease of $0.1 billion, compared to $17.5 billion at June 30, 2017.

Asset Quality

The Company’s asset quality remained excellent during the second quarter of 2018. Total non-performing assets were $13.8 million, or 0.11% of total loans and leases and other real estate owned, at June 30, 2018, compared to non-performing assets of $12.1 million, or 0.10% of total loans and leases and other real estate owned, at March 31, 2018 and non-performing assets of $8.1 million, or 0.07% of total loans and leases and other real estate owned, at June 30, 2017.

Net charge offs for the quarter ended June 30, 2018 were $4.0 million, or 0.13% of average loans and leases on an annualized basis, compared to $4.6 million, or 0.15% of average loans and leases on an annualized basis for the quarter ended March 31, 2018 and $3.4 million, or 0.11% of average loans and leases on an annualized basis for the quarter ended June 30, 2017.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.11% at June 30, 2018 and March 31, 2018 and 1.13% at June 30, 2017.

Capital

During the second quarter of 2018, the Company repurchased approximately 2.968 million shares of FHI common stock from a wholly owned subsidiary of BNP Paribas at a total cost of approximately $81.8 million.

Total stockholders’ equity was $2.5 billion at June 30, 2018, compared to $2.5 billion at March 31, 2018 and $2.6 billion at June 30, 2017.

The tier 1 leverage, common equity tier 1, and total capital ratios were 8.61%, 12.19% and 13.23%, respectively, at June 30, 2018, compared with 8.71%, 12.73% and 13.77% at March 31, 2018 and 8.70%, 12.73% and 13.81% at June 30, 2017.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 3937469. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on August 5, 2018. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 3937469.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2017.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525‑6268	(808) 525‑6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Operating Results:
Net interest income	$141,403	$139,672	$131,254	$281,075	$260,599
Provision for loan and lease losses	6,020	5,950	4,400	11,970	8,900
Noninterest income(1)	49,797	48,700	50,558	98,497	101,617
Noninterest expense(1)	91,865	90,587	86,929	182,452	172,920
Net income	69,053	67,958	56,895	137,011	113,635
Basic earnings per share	0.50	0.49	0.41	0.99	0.81
Diluted earnings per share	0.50	0.49	0.41	0.99	0.81
Dividends declared per share	0.24	0.24	0.22	0.48	0.44
Dividend payout ratio	48.00%	48.98%	53.66%	48.48%	54.32%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$141,403	$139,672	$131,254	$281,075	$260,599
Core noninterest income(1)	49,797	48,700	50,558	98,497	101,617
Core noninterest expense(1)	90,951	90,180	86,472	181,131	172,079
Core net income	69,720	68,259	57,181	137,979	114,163
Core basic earnings per share	0.51	0.49	0.41	0.99	0.82
Core diluted earnings per share	0.50	0.49	0.41	0.99	0.82
Performance Ratio:
Net interest margin	3.18%	3.13%	3.02%	3.16%	3.01%
Core net interest margin (non-GAAP)	3.18%	3.13%	3.02%	3.16%	3.01%
Efficiency ratio(1)	48.04%	48.08%	47.81%	48.06%	47.74%
Core efficiency ratio (non-GAAP)(1)	47.56%	47.86%	47.56%	47.71%	47.50%
Return on average total assets	1.38%	1.35%	1.16%	1.36%	1.16%
Core return on average total assets (non-GAAP)	1.39%	1.36%	1.16%	1.37%	1.17%
Return on average tangible assets	1.45%	1.42%	1.22%	1.43%	1.22%
Core return on average tangible assets (non-GAAP)(2)	1.46%	1.43%	1.23%	1.44%	1.23%
Return on average total stockholders' equity	11.23%	11.02%	9.03%	11.13%	9.13%
Core return on average total stockholders' equity (non-GAAP)	11.34%	11.07%	9.07%	11.20%	9.18%
Return on average tangible stockholders' equity (non-GAAP)	18.83%	18.32%	14.89%	18.57%	15.14%
Core return on average tangible stockholders’ equity (non-GAAP)(3)	19.01%	18.40%	14.96%	18.70%	15.22%
Average Balances:
Average loans and leases	$12,552,610	$12,296,678	$11,903,255	$12,425,351	$11,743,835
Average earning assets	17,817,943	18,088,280	17,453,655	17,952,365	17,453,094
Average assets	20,121,504	20,407,718	19,692,222	20,263,820	19,730,651
Average deposits	17,199,368	17,504,054	16,782,887	17,350,869	16,841,296
Average shareholders' equity	2,466,392	2,500,299	2,528,388	2,483,252	2,508,564
Market Value Per Share:
Closing	29.02	27.83	30.62	29.02	30.62
High	31.28	32.36	31.34	32.36	35.32
Low	27.09	26.92	26.96	26.92	26.96

	As of	As of	As of	As of
	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
Balance Sheet Data:
Loans and leases	$12,637,686	$12,464,165	$12,277,369	$12,062,392
Total assets	20,479,719	20,242,942	20,549,461	20,373,974
Total deposits	17,395,538	17,362,422	17,612,122	17,452,262
Long-term debt	200,034	34	34	41
Total stockholders' equity	2,459,175	2,520,862	2,532,551	2,552,602

Per Share of Common Stock:
Book value	$18.00	$18.06	$18.14	$18.29
Tangible book value (non-GAAP)	10.71	10.93	11.01	11.16

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.11%	0.10%	0.08%	0.06%
Allowance for loan and lease losses / total loans and leases	1.11%	1.11%	1.12%	1.13%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.19%	12.73%	12.45%	12.73%
Tier 1 Capital Ratio	12.19%	12.73%	12.45%	12.73%
Total Capital Ratio	13.23%	13.77%	13.50%	13.81%
Tier 1 Leverage Ratio	8.61%	8.71%	8.52%	8.70%
Total stockholders' equity to total assets	12.01%	12.45%	12.32%	12.53%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.51%	7.93%	7.86%	8.04%

Non-Financial Data:
Number of branches	61	61	62	62
Number of ATMs	303	310	310	312
Number of Full-Time Equivalent Employees	2,189	2,213	2,220	2,191

(1)

Subsequent to the issuance of the Company’s interim condensed consolidated financial statements as of September 30, 2017, the Company’s management determined that certain expenses related to the card rewards program were incorrectly offset against credit and debit card fee income and credit card interchange assessment fees were incorrectly classified in card rewards program expenses versus credit and debit card fee income in the interim condensed consolidated statements of income for the three and six months ended June 30, 2017.  As a result, certain noninterest income and noninterest expense amounts have been revised from the amounts previously reported to correct the classification errors. There was no change to net income or earnings per share as previously reported as a result of these errors. Management has evaluated the materiality of these errors on its prior period financial statements from a quantitative and qualitative perspective, and has concluded that these errors were not material to any prior annual or interim period.

(2)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(3)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by substracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Interest income
Loans and lease financing	$130,283	$123,551	$114,179	$253,834	$223,445
Available-for-sale securities	27,397	28,993	25,059	56,390	51,488
Other	1,339	2,392	781	3,731	2,007
Total interest income	159,019	154,936	140,019	313,955	276,940
Interest expense
Deposits	17,355	15,264	8,760	32,619	16,330
Short-term borrowings and long-term debt	261	—	5	261	11
Total interest expense	17,616	15,264	8,765	32,880	16,341
Net interest income	141,403	139,672	131,254	281,075	260,599
Provision for loan and lease losses	6,020	5,950	4,400	11,970	8,900
Net interest income after provision for loan and lease losses	135,383	133,722	126,854	269,105	251,699
Noninterest income
Service charges on deposit accounts	7,721	7,955	9,238	15,676	18,619
Credit and debit card fees	16,929	15,497	16,019	32,426	32,324
Other service charges and fees	9,633	9,342	8,110	18,975	17,207
Trust and investment services income	7,711	8,231	7,526	15,942	14,864
Bank-owned life insurance	2,395	2,044	2,927	4,439	7,505
Other	5,408	5,631	6,738	11,039	11,098
Total noninterest income	49,797	48,700	50,558	98,497	101,617
Noninterest expense
Salaries and employee benefits	41,636	42,160	40,364	83,796	80,772
Contracted services and professional fees	13,005	12,287	12,388	25,292	22,696
Occupancy	6,908	6,484	5,435	13,392	11,144
Equipment	4,335	4,588	4,527	8,923	8,724
Regulatory assessment and fees	4,225	3,973	3,750	8,198	7,524
Advertising and marketing	1,115	951	1,222	2,066	3,250
Card rewards program	6,359	5,718	5,894	12,077	11,669
Other	14,282	14,426	13,349	28,708	27,141
Total noninterest expense	91,865	90,587	86,929	182,452	172,920
Income before provision for income taxes	93,315	91,835	90,483	185,150	180,396
Provision for income taxes	24,262	23,877	33,588	48,139	66,761
Net income	$69,053	$67,958	$56,895	$137,011	$113,635
Basic earnings per share	$0.50	$0.49	$0.41	$0.99	$0.81
Diluted earnings per share	$0.50	$0.49	$0.41	$0.99	$0.81
Dividends declared per share	$0.24	$0.24	$0.22	$0.48	$0.44
Basic weighted-average outstanding shares	137,907,063	139,600,712	139,546,615	138,749,209	139,546,174
Diluted weighted-average outstanding shares	138,065,879	139,732,100	139,646,117	138,891,955	139,644,557

Consolidated Balance Sheets	Table 3
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2018	2018	2017	2017
Assets
Cash and due from banks	$332,102	$283,135	$367,084	$355,752
Interest-bearing deposits in other banks	611,698	409,357	667,560	872,013
Investment securities	4,842,551	5,076,766	5,234,658	5,126,869
Loans held for sale	2,037	397	556	—
Loans and leases	12,637,686	12,464,165	12,277,369	12,062,392
Less: allowance for loan and lease losses	140,601	138,574	137,253	136,883
Net loans and leases	12,497,085	12,325,591	12,140,116	11,925,509

Premises and equipment, net	287,746	288,565	289,215	292,959
Other real estate owned and repossessed personal property	325	—	329	329
Accrued interest receivable	48,528	47,499	47,987	39,739
Bank-owned life insurance	442,449	440,054	438,010	432,726
Goodwill	995,492	995,492	995,492	995,492
Mortgage servicing rights	17,660	18,659	13,196	14,877
Other assets	402,046	357,427	355,258	317,709
Total assets	$20,479,719	$20,242,942	$20,549,461	$20,373,974
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,430,455	$11,312,288	$11,485,269	$11,580,664
Noninterest-bearing	5,965,083	6,050,134	6,126,853	5,871,598
Total deposits	17,395,538	17,362,422	17,612,122	17,452,262
Long-term debt	200,034	34	34	41
Retirement benefits payable	135,139	134,684	134,218	134,400
Other liabilities	289,833	224,940	270,536	234,669
Total liabilities	18,020,544	17,722,080	18,016,910	17,821,372

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,620,801 / 136,642,060 shares as of June 30, 2018, issued/outstanding: 139,611,795 / 139,601,123 shares as of March 31, 2018, issued/outstanding: 139,599,454 / 139,588,782 shares as of December 31, 2017 and issued and outstanding: 139,546,615 shares as of June 30, 2017)	1,396	1,396	1,396	1,395
Additional paid-in capital	2,492,656	2,490,910	2,488,643	2,488,091
Retained earnings	229,615	193,522	139,177	130,767
Accumulated other comprehensive loss, net	(182,410)	(164,684)	(96,383)	(67,651)
Treasury stock (2,978,741 shares as of June 30, 2018, 10,672 as of both March 31, 2018 and December 31, 2017 and nil as of June 30, 2017)	(82,082)	(282)	(282)	—
Total stockholders' equity	2,459,175	2,520,862	2,532,551	2,552,602
Total liabilities and stockholders' equity	$20,479,719	$20,242,942	$20,549,461	$20,373,974

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$281.2	$1.2	1.74%	$616.8	$2.3	1.53%	$312.8	$0.8	1.00%
Available-for-Sale Investment Securities	4,961.2	27.4	2.21	5,160.3	29.0	2.28	5,208.8	25.0	1.93
Loans Held for Sale	1.9	—	3.44	0.1	—	2.99	—	—	—
Loans and Leases (1)
Commercial and industrial	3,177.4	30.5	3.84	3,104.4	27.7	3.62	3,279.2	25.7	3.15
Real estate - commercial	2,883.0	28.9	4.02	2,799.9	26.5	3.83	2,638.3	23.8	3.62
Real estate - construction	620.7	6.2	4.03	621.2	5.7	3.74	509.7	4.3	3.41
Real estate - residential	4,087.2	41.9	4.11	4,009.8	41.1	4.15	3,782.1	38.6	4.09
Consumer	1,624.6	21.7	5.35	1,599.6	21.3	5.41	1,525.8	20.6	5.40
Lease financing	159.7	1.1	2.83	161.8	1.2	3.10	168.1	1.2	2.84
Total Loans and Leases	12,552.6	130.3	4.16	12,296.7	123.5	4.07	11,903.2	114.2	3.85
Other Earning Assets	21.0	0.1	2.21	14.4	0.1	1.68	10.8	—	0.99
Total Earning Assets (2)	17,817.9	159.0	3.58	18,088.3	154.9	3.47	17,435.6	140.0	3.22
Cash and Due from Banks	317.7			318.9			319.4
Other Assets	1,985.9			2,000.5			1,937.2
Total Assets	$20,121.5			$20,407.7			$19,692.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,573.0	$2.4	0.21%	$4,543.1	$1.7	0.15%	$4,488.8	$0.7	0.07%
Money Market	2,725.9	2.7	0.40	2,710.9	1.7	0.26	2,618.6	0.8	0.12
Time	4,003.5	12.2	1.22	4,252.3	11.8	1.13	3,887.5	7.2	0.75
Total Interest-Bearing Deposits	11,302.4	17.3	0.62	11,506.3	15.2	0.54	10,994.9	8.7	0.32
Short-Term Borrowings	42.7	0.2	1.85	—	—	—	1.7	—	0.89
Long-Term Debt (3)	6.6	0.1	3.79	—	—	—	—	—	—
Total Interest-Bearing Liabilities	11,351.7	17.6	0.62	11,506.3	15.2	0.54	10,996.6	8.7	0.32
Net Interest Income		$141.4			$139.7			$131.3
Interest Rate Spread			2.96%			2.93%			2.90%
Net Interest Margin			3.18%			3.13%			3.02%
Noninterest-Bearing Demand Deposits	5,897.0			5,997.8			5,788.0
Other Liabilities	406.4			403.3			379.2
Stockholders' Equity	2,466.4			2,500.3			2,528.4
Total Liabilities and Stockholders' Equity	$20,121.5			$20,407.7			$19,692.2

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.
(3)	Long-term debt was issued in June 2018, leading to a higher yield than the stated annual interest rate of 2.79%.

Average Balances and Interest Rates						Table 5
	Six Months Ended			Six Months Ended
	June 30, 2018			June 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$448.0	$3.6	1.60%	$475.6	$2.0	0.85%
Available-for-Sale Investment Securities	5,060.2	56.4	2.25	5,222.6	51.5	1.99
Loans Held for Sale	1.1	—	3.40	—	—	—
Loans and Leases (1)
Commercial and industrial	3,141.0	58.2	3.74	3,256.5	50.0	3.10
Real estate - commercial	2,841.7	55.3	3.93	2,560.2	46.0	3.62
Real estate - construction	620.8	12.0	3.89	485.1	8.0	3.34
Real estate - residential	4,048.9	82.9	4.13	3,753.1	76.3	4.10
Consumer	1,612.3	43.0	5.38	1,519.7	40.8	5.42
Lease financing	160.7	2.4	2.97	169.3	2.3	2.80
Total Loans and Leases	12,425.4	253.8	4.12	11,743.9	223.4	3.84
Other Earning Assets	17.7	0.2	2.00	11.0	—	0.88
Total Earning Assets (2)	17,952.4	314.0	3.53	17,453.1	276.9	3.20
Cash and Due from Banks	318.3			322.0
Other Assets	1,993.1			1,955.6
Total Assets	$20,263.8			$19,730.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,558.2	$4.1	0.18%	$4,497.5	$1.4	0.06%
Money Market	2,718.4	4.5	0.33	2,556.8	1.3	0.10
Time	4,127.2	24.0	1.17	3,936.4	13.6	0.70
Total Interest-Bearing Deposits	11,403.8	32.6	0.58	10,990.7	16.3	0.30
Short-Term Borrowings	21.5	0.2	1.85	2.8	—	0.65
Long-Term Debt (3)	3.3	0.1	3.81	—	—	—
Total Interest-Bearing Liabilities	11,428.6	32.9	0.58	10,993.5	16.3	0.30
Net Interest Income		$281.1			$260.6
Interest Rate Spread			2.95%			2.90%
Net Interest Margin			3.16%			3.01%
Noninterest-Bearing Demand Deposits	5,947.1			5,850.6
Other Liabilities	404.8			378.0
Stockholders' Equity	2,483.3			2,508.6
Total Liabilities and Stockholders' Equity	$20,263.8			$19,730.7

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.
(3)	Long-term debt was issued in June 2018, leading to a higher yield than the stated annual interest rate of 2.79%.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended June 30, 2018
	Compared to March 31, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(1.4)	$0.4	$(1.0)
Available-for-Sale Investment Securities	(1.1)	(0.5)	(1.6)
Loans and Leases
Commercial and industrial	0.7	2.1	2.8
Real estate - commercial	0.8	1.6	2.4
Real estate - construction	—	0.5	0.5
Real estate - residential	0.8	—	0.8
Consumer	0.3	—	0.3
Lease financing	—	(0.1)	(0.1)
Total Loans and Leases	2.6	4.1	6.7
Total Change in Interest Income	0.1	4.0	4.1

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.7	0.7
Money Market	—	1.0	1.0
Time	(0.7)	1.1	0.4
Total Interest-Bearing Deposits	(0.7)	2.8	2.1
Short-Term Borrowings	0.2	—	0.2
Long-Term Debt	0.1	—	0.1
Total Change in Interest Expense	(0.4)	2.8	2.4
Change in Net Interest Income	$0.5	$1.2	$1.7

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended June 30, 2018
	Compared to June 30, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.1)	$0.6	$0.5
Available-for-Sale Investment Securities	(1.2)	3.5	2.3
Loans and Leases
Commercial and industrial	(0.8)	5.6	4.8
Real estate - commercial	2.3	2.8	5.1
Real estate - construction	1.0	0.9	1.9
Real estate - residential	3.2	0.1	3.3
Consumer	1.3	(0.2)	1.1
Lease financing	(0.1)	—	(0.1)
Total Loans and Leases	6.9	9.2	16.1
Other Earning Assets	—	0.1	0.1
Total Change in Interest Income	5.6	13.4	19.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	1.6	1.6
Money Market	—	2.0	2.0
Time	0.2	4.8	5.0
Total Interest-Bearing Deposits	0.2	8.4	8.6
Short-Term Borrowings	0.2	—	0.2
Long-Term Debt	0.1	—	0.1
Total Change in Interest Expense	0.5	8.4	8.9
Change in Net Interest Income	$5.1	$5.0	$10.1

Analysis of Change in Net Interest Income			Table 8
	Six Months Ended June 30, 2018
	Compared to June 30, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.1)	$1.7	$1.6
Available-for-Sale Investment Securities	(1.7)	6.6	4.9
Loans and Leases
Commercial and industrial	(1.8)	10.0	8.2
Real estate - commercial	5.3	4.0	9.3
Real estate - construction	2.5	1.5	4.0
Real estate - residential	6.1	0.6	6.7
Consumer	2.5	(0.3)	2.2
Lease financing	(0.1)	0.1	—
Total Loans and Leases	14.5	15.9	30.4
Other Earning Assets	—	0.1	0.1
Total Change in Interest Income	12.7	24.3	37.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	2.7	2.7
Money Market	0.1	3.1	3.2
Time	0.7	9.7	10.4
Total Interest-Bearing Deposits	0.8	15.5	16.3
Short-Term Borrowings	0.1	—	0.1
Long-Term Debt	0.1	—	0.1
Total Change in Interest Expense	1.0	15.5	16.5
Change in Net Interest Income	$11.7	$8.8	$20.5

Loans and Leases				Table 9
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2018	2018	2017	2017
Commercial and industrial	$3,116,145	$3,219,210	$3,135,266	$3,331,092
Real estate:
Commercial	2,837,520	2,738,557	2,667,597	2,545,479
Construction	654,084	594,266	632,911	555,794
Residential	4,236,083	4,156,003	4,090,053	3,921,881
Total real estate	7,727,687	7,488,826	7,390,561	7,023,154
Consumer	1,632,088	1,595,989	1,586,476	1,527,470
Lease financing	161,766	160,140	165,066	180,676
Total loans and leases	$12,637,686	$12,464,165	$12,277,369	$12,062,392

Deposits				Table 10
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2018	2018	2017	2017
Demand	$5,965,083	$6,050,134	$6,126,853	$5,871,598
Savings	4,772,922	4,614,668	4,509,419	4,568,600
Money Market	2,768,190	2,631,894	2,801,968	2,944,005
Time	3,889,343	4,065,726	4,173,882	4,068,059
Total Deposits	$17,395,538	$17,362,422	$17,612,122	$17,452,262

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More				Table 11
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2018	2018	2017	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$1,821	$1,888	$2,932	$2,155
Real estate - commercial	2,844	2,885	1,786	—
Real estate - construction	2,238	2,001	—	—
Total Commercial Loans	6,903	6,774	4,718	2,155
Residential	6,541	5,349	5,107	5,569
Total Non-Accrual Loans and Leases	13,444	12,123	9,825	7,724
Other Real Estate Owned	325	—	329	329
Total Non-Performing Assets	$13,769	$12,123	$10,154	$8,053

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$163	$83	$220	$1,275
Real estate - commercial	—	—	1,400	350
Real estate - construction	—	343	—	—
Total Commercial Loans	163	426	1,620	1,625
Residential	1,581	1,469	1,360	1,543
Consumer	1,451	1,744	1,394	1,873
Total Accruing Loans and Leases Past Due 90 Days or More	$3,195	$3,639	$4,374	$5,041

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	32,277	33,429	34,130	38,886
Total Loans and Leases	$12,637,686	$12,464,165	$12,277,369	$12,062,392

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Balance at Beginning of Period	$138,574	$137,253	$135,847	$137,253	$135,494
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	—	(475)	(75)	(475)	(930)
Lease financing	—	—	(146)	—	(146)
Total Commercial Loans	—	(475)	(221)	(475)	(1,076)
Residential	(34)	—	—	(34)	(22)
Consumer	(6,290)	(6,625)	(5,251)	(12,915)	(10,823)
Total Loans and Leases Charged-Off	(6,324)	(7,100)	(5,472)	(13,424)	(11,921)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	39	64	129	103	243
Real estate - commercial	32	122	55	154	132
Total Commercial Loans	71	186	184	257	375
Residential	60	182	150	242	471
Consumer	2,200	2,103	1,774	4,303	3,564
Total Recoveries on Loans and Leases Previously Charged-Off	2,331	2,471	2,108	4,802	4,410
Net Loans and Leases Charged-Off	(3,993)	(4,629)	(3,364)	(8,622)	(7,511)
Provision for Loan and Lease Losses	6,020	5,950	4,400	11,970	8,900
Balance at End of Period	$140,601	$138,574	$136,883	$140,601	$136,883
Average Loans and Leases Outstanding	$12,552,610	$12,296,678	$11,903,255	$12,425,351	$11,743,835
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.13%	0.15%	0.11%	0.14%	0.13%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.11%	1.11%	1.13%	1.11%	1.13%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Income Statement Data:
Net income	$69,053	$67,958	$56,895	$137,011	$113,635

Average total stockholders' equity	$2,466,392	$2,500,299	$2,528,388	$2,483,252	$2,508,564
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,470,900	$1,504,807	$1,532,896	$1,487,760	$1,513,072

Average total assets	$20,121,504	$20,407,718	$19,692,222	$20,263,820	$19,730,651
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,126,012	$19,412,226	$18,696,730	$19,268,328	$18,735,159

Return on average total stockholders' equity(1)	11.23%	11.02%	9.03%	11.13%	9.13%
Return on average tangible stockholders' equity (non-GAAP)(1)	18.83%	18.32%	14.89%	18.57%	15.14%

Return on average total assets(1)	1.38%	1.35%	1.16%	1.36%	1.16%
Return on average tangible assets (non-GAAP)(1)	1.45%	1.42%	1.22%	1.43%	1.22%

Average stockholders' equity to average assets	12.26%	12.25%	12.84%	12.25%	12.71%
Tangible average stockholders' equity to tangible average assets (non-GAAP)	7.69%	7.75%	8.20%	7.72%	8.08%

	As of	As of	As of	As of
	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
Balance Sheet Data:
Total stockholders' equity	$2,459,175	$2,520,862	$2,532,551	$2,552,602
Less: goodwill	995,492	995,492	995,492	995,492
Tangible stockholders' equity	$1,463,683	$1,525,370	$1,537,059	$1,557,110

Total assets	$20,479,719	$20,242,942	$20,549,461	$20,373,974
Less: goodwill	995,492	995,492	995,492	995,492
Tangible assets	$19,484,227	$19,247,450	$19,553,969	$19,378,482

Shares outstanding	136,642,060	139,601,123	139,588,782	139,546,615

Total stockholders' equity to total assets	12.01%	12.45%	12.32%	12.53%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.51%	7.93%	7.86%	8.04%

Book value per share	$18.00	$18.06	$18.14	$18.29
Tangible book value per share (non-GAAP)	$10.71	$10.93	$11.01	$11.16

(1)	Annualized for the three and six months ended June 30, 2018 and 2017 and the three months ended March 31, 2018.

GAAP to Non-GAAP Reconciliation					Table 14
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Net interest income	$141,403	$139,672	$131,254	$281,075	$260,599
Core net interest income (non-GAAP)	$141,403	$139,672	$131,254	$281,075	$260,599

Noninterest income	$49,797	$48,700	$50,558	$98,497	$101,617
Core noninterest income (non-GAAP)	$49,797	$48,700	$50,558	$98,497	$101,617

Noninterest expense	$91,865	$90,587	$86,929	$182,452	$172,920
One-time items(1)	(914)	(407)	(457)	(1,321)	(841)
Core noninterest expense (non-GAAP)	$90,951	$90,180	$86,472	$181,131	$172,079

Net income	$69,053	$67,958	$56,895	$137,011	$113,635
One-time items(1)	914	407	457	1,321	841
Tax adjustments(2)	(247)	(106)	(171)	(353)	(313)
Total core adjustments	667	301	286	968	528
Core net income (non-GAAP)	$69,720	$68,259	$57,181	$137,979	$114,163
Core basic earnings per share (non-GAAP)	$0.51	$0.49	$0.41	$0.99	$0.82
Core diluted earnings per share (non-GAAP)	$0.50	$0.49	$0.41	$0.99	$0.82

Basic earnings per share	$0.50	$0.49	$0.41	$0.99	$0.81
Diluted earnings per share	$0.50	$0.49	$0.41	$0.99	$0.81

(1)	One-time items include the loss on our funding swap as a result of a decrease in the conversion rate of our Visa Class B restricted shares sold in 2016 as well as public offering related costs.
(2)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.